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Exhibit 10.30(ii)

AMENDMENT TO SUBSCRIPTION AGREEMENT

    THIS AMENDMENT TO SUBSCRIPTION AGREEMENT (this "Amendment") is made as of May 2, 2001, by and between Interactive Portal, Inc., an Indiana corporation (the "Company"), and Interactive Intelligence, Inc., an Indiana corporation (the "Subscriber").

    WHEREAS, the Company and the Subscriber are parties to a Subscription Agreement dated as of November 15, 2000 (the "Subscription Agreement"), which provides that the Company will issue and sell to the Subscriber, and the Subscriber will purchase and accept from the Company, 50,000 of the Common Shares of the Company (the "Subscription Shares") from time to time prior to June 29, 2001.

    WHEREAS, a portion of the Subscription Shares have been issued and sold to the Subscriber, and 30,000 shares remain to be purchased (the "Remaining Subscription Shares") pursuant to the Subscription Agreement.

    WHEREAS, the Company and the Subscriber desire to amend the Subscription Agreement to extend the date by which the Remaining Subscription Shares must be purchased to December 31, 2001.

    NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereto agree as follows:

    1.  The Subscription Agreement is hereby amended such that in every place in the Subscription Agreement that the date "June 29, 2001" appears, it shall be replaced with the date "December 31, 2001."

    2.  Except as amended by this Amendment, the Subscription Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

INTERACTIVE INTELLIGENCE, INC.
By:	/s/ MICHAEL J. TAVLIN Michael J. Tavlin Chief Financial Officer
INTERACTIVE PORTAL, INC.
By:	/s/ DONALD E. BROWN M.D. Donald E. Brown, M.D. President

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AMENDMENT TO SUBSCRIPTION AGREEMENT